Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the year-ended December 31, 2023. IVT may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2024 guidance, the amount and timing of payment of the Company's next quarterly dividend, the Company's expectation for continued tenant demand for its centers, strength of and anticipated opportunities based on IVT's low leverage levels, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "continue," “likely,” “will,” “would,” "outlook," "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. Management does not consider the Company's non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of IVT's financial performance as they may not reflect the operations of the entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of IVT's properties that could materially impact IVT's results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of IVT's liquidity, nor as an indication of funds available to cover IVT's cash needs, including IVT's ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if management does not continue to operate the business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, IVT's non-GAAP measures may not be comparable to other REITs. Reconciliations of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are included on pages 6 and 7 and definitions of the Company's non-GAAP measures are included in the Glossary of Terms on page 19.

i Supplemental - Quarter Ended December 31, 2023

Introductory Notes
Pro Rata Financial Information
As of December 31, 2022, the Company owned a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. As of December 31, 2022, IAGM was the Company’s sole joint venture and was unconsolidated.
On January 18, 2023, the Company acquired the four remaining retail properties from IAGM for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM's wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and funded the remaining balance with its available liquidity.
Throughout this supplemental, the Company has included the results from its 55% ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, as of and for the three months and year ended December 31, 2022.
The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying the Company's overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent the Company's legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding properties previously owned by the JV, see the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case as filed with the SEC.
Reduction of Authorized Shares
On April 28, 2022, the Company filed an amendment to its charter to decrease the number of authorized shares of common stock from 1,460,000,000 to 146,000,000, in proportion with the one-for-ten reverse stock split effected by the Company on August 5, 2021. The authorized shares of preferred stock remain at 40,000,000.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii Supplemental - Quarter Ended December 31, 2023

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2023 Fourth Quarter and Full Year Results
DOWNERS GROVE, Ill – February 13, 2024 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the fourth quarter and full year ended December 31, 2023 and provided initial guidance for 2024. For the three months ended December 31, 2023 and 2022, the Company reported Net Income of $2.9 million, or $0.04 per diluted share, compared to a Net Loss of $0.1 million, or $0.00 per diluted share, respectively. For the years ended December 31, 2023 and 2022, the Company reported Net Income of $5.3 million, or $0.08 per diluted share, compared to $52.2 million, or $0.77 per diluted share, respectively.
Fourth Quarter and Full Year 2023 Highlights:
•NAREIT FFO for the fourth quarter of $0.45 per diluted share, and $1.70 per diluted share for the full year
•Core FFO for the fourth quarter of $0.41 per diluted share, and $1.65 per diluted share for the full year
•Same Property Net Operating Income (“NOI”) growth of 6.4% for the fourth quarter and 4.9% for the full year
•Leased Occupancy as of December 31, 2023 of 96.2%, a fourth quarter sequential increase of 110 basis points and a full year increase of 10 basis points
•Executed 86 leases in the fourth quarter, totaling approximately 553,000 square feet of GLA, of which 429,000 was executed at a blended comparable lease spread of 13.9%, and 299 leases for the full year, totaling approximately 1,418,000 square feet of GLA, of which 974,000 was executed at a blended comparable lease spread of 9.8%
•New leases for anchor tenants were executed at a comparable lease spread of 35.2% for the full year
•Raised $5.4 million of net proceeds under the at-the-market equity offering program (the “ATM Program”)
•The Board of Directors approved a 5% increase to the Company’s dividends starting in April 2024
”We are pleased to report another year of outstanding performance driven by our simple and focused business plan; that is, owning high quality open-air retail centers in Sun Belt markets,” commented DJ Busch, CEO and President. “Significant tenant demand for our space has continued into the early part of 2024. Meanwhile, our low levered balance sheet allows us to remain flexible and opportunistic. To that end, subsequent to the quarter end, we strategically expanded our footprint into the Phoenix MSA through the acquisition of a premier essential retail center.”
NET INCOME (LOSS)
•Net Income for the three months ended December 31, 2023 was $2.9 million, or $0.04 per diluted share, compared to a Net Loss of $0.1 million, or $0.00 per diluted share, for the same period in 2022.
•Net Income for the year ended December 31, 2023 was $5.3 million, or $0.08 per diluted share, compared to $52.2 million, or $0.77 per diluted share, for the same period in 2022.
NAREIT FFO
•NAREIT FFO for the three months ended December 31, 2023 was $30.8 million, or $0.45 per diluted share, as compared to $23.8 million, or $0.35 per diluted share, for the same period in 2022.
•NAREIT FFO for the year ended December 31, 2023 was $115.5 million, or $1.70 per diluted share, as compared to $112.0 million, or $1.66 per diluted share, for the same period in 2022.

iii Supplemental - Quarter Ended December 31, 2023

CORE FFO
•Core FFO for the three months ended December 31, 2023 was $27.8 million, or $0.41 per diluted share, compared to $23.1 million, or $0.34 per diluted share, for the same period in 2022.
•Core FFO for the year ended December 31, 2023 was $111.9 million, or $1.65 per diluted share, compared to $106.0 million, or $1.57 per diluted share, for the same period in 2022.
SAME PROPERTY NOI
•Same Property NOI for the three months ended December 31, 2023 was $38.7 million, a 6.4% increase, compared to the same period in 2022.
•Same Property NOI for the year ended December 31, 2023 was $142.1 million, a 4.9% increase, compared to the same period in 2022.
DIVIDEND
•For the quarter ending December 31, 2023, the Board of Directors declared a quarterly cash distribution of $0.2155 per share, payable on January 15, 2024.
•The Board of Directors approved an increase of 5% to the Company’s cash dividend. The new annual rate of $0.9052 will be reflected in the next quarterly dividend of $0.2263 expected to be paid in April 2024.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2023, the Company’s Leased Occupancy was 96.2%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.2% and Small Shop Leased Occupancy was 92.5%. Anchor Leased Occupancy increased by 160 basis points and Small Shop Leased Occupancy increased by 10 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 290 basis points, which equates to approximately $7.4 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter and full year were 13.9% and 9.8%, respectively.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2023 was $19.48, an increase of 2.1% compared to the same period in 2022. Anchor Tenant ABR PSF was $12.49 and Small Shop ABR PSF was $32.74 for the fourth quarter.
LIQUIDITY AND CAPITAL STRUCTURE
•During the three months ended December 31, 2023, the Company raised $5.4 million of net proceeds under the ATM Program, after $0.1 million in commissions, through the issuance of 208,040 shares of common stock at a weighted average price of $26.13 per share.
•On October 17, 2023, the Company extended the maturity of its $92.5 million of cross-collateralized mortgage debt maturing in 2023 by exercising one of its two 12-month extension options. The maturity date of the debt is now November 2, 2024. On December 21, 2023, the Company partially paid down the cross-collateralized mortgage debt by $20.0 million, resulting in an outstanding balance of $72.5 million as of December 31, 2023.
•InvenTrust had $446.4 million of total liquidity, as of December 31, 2023 comprised of $96.4 million of cash and cash equivalents and $350.0 million of availability under its Revolving Credit Facility.
•InvenTrust has $88.2 million of debt maturing in 2024 and $22.9 million of debt maturing in 2025.
•The Company's weighted average interest rate on its debt as of December 31, 2023 was 4.29% and the weighted average remaining term was 4.0 years.
SUBSEQUENT EVENTS
•On February 1, 2024, the Company acquired The Plant, a 57,000 square foot neighborhood center anchored by Sprouts Farmers Market in Chandler, Arizona for a gross acquisition price of $29.5 million. The Company used cash on hand and assumed $13.0 million of existing mortgage debt to fund the acquisition.

iv Supplemental - Quarter Ended December 31, 2023

FULL YEAR 2024 OUTLOOK AND INITIAL GUIDANCE
The Company has provided initial 2024 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Initial 2024 Guidance(1)(2)			2023 Actual
Net Income per diluted share	$0.04	—	$0.10	$0.08
NAREIT FFO per diluted share	$1.69	—	$1.75	$1.70
Core FFO per diluted share (3)	$1.66	—	$1.70	$1.65
Same Property NOI (“SPNOI”) Growth	2.25%	—	3.25%	4.9%
General and administrative	$33,000	—	$34,250	$31,797
Interest expense, net (4)	$35,000	—	$35,750	$34,025
Net investment activity (5)	~ $75,000			$110,670
(1)The Company’s initial 2024 guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, or depreciation, amortization, and straight-line rent adjustments related to acquisitions.
(2)The Company’s initial 2024 guidance includes an expectation of uncollectibility, reflected as 50-100 basis points of expected total revenue.
(3)Core FFO per diluted share excludes certain remaining amortization assumptions within NAREIT FFO, debt extinguishment charges, straight-line rent adjustments, and non-routine items which, in management’s judgement, are not pertinent to measuring on-going operating performance.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $1.0 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing, the Company's initial 2024 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2024 estimated net income per diluted share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.04	$0.10
Depreciation and amortization related to investment properties	1.65	1.65
NAREIT FFO per diluted share	1.69	1.75
Amortization of market-lease intangibles and inducements, net	(0.02)	(0.03)
Straight-line rent adjustments, net	(0.04)	(0.05)
Amortization of debt discounts and financing costs	0.03	0.03
Core FFO per diluted share	$1.66	$1.70

This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

v Supplemental - Quarter Ended December 31, 2023

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Financial Results

Net income (loss)	$2,890	$(125)	$5,269	$52,233
Net income (loss) per common share - basic	0.04	—	0.08	0.77
Net income (loss) per common share - diluted	0.04	—	0.08	0.77

NAREIT FFO (page 7)	30,754	23,775	115,498	111,976
NAREIT FFO per diluted share	0.45	0.35	1.70	1.66

Core FFO (page 7)	27,793	23,077	111,858	105,952
Core FFO per diluted share	0.41	0.34	1.65	1.57

Same Property NOI (page 6)	38,709	36,379	142,124	135,543

Same Property NOI growth	6.4%	4.9%

Adjusted EBITDA (page 7)	36,792	31,622	146,459	132,368

Distributions declared per common share - basic	0.22	0.21	0.86	0.82

Aggregate distributions declared (as a % of Core FFO)	52.5%	60.0%	52.1%	52.2%

	As of Dec. 31, 2023	As of Dec. 31, 2022 (a)	As of Dec.31, 2021 (a)	As of Dec. 31, 2020 (a)
Capital Information
Shares outstanding	67,807,831	67,472,553	67,344,374	71,998,654

Outstanding Debt, net	$814,568	$805,253	$624,289	$688,422
Less: Cash and cash equivalents	(96,385)	(164,448)	(79,628)	(249,854)
Net Debt	$718,183	$640,805	$544,661	$438,568

(a) Outstanding debt, net, Cash and cash equivalents, and Net Debt as of December 31, 2022, 2021 and 2020 are Pro-Rata.

Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$146,459	$132,368	$117,273	$117,078
Net Debt-to-Adjusted EBITDA (a)	4.9x	4.8x	4.6x	3.7x
Fixed charge coverage	4.3x	5.0x	6.4x	5.9x
Net debt to real estate assets, excl property acc depr.	27.0%	24.7%	22.0%	17.7%
Net debt to total assets, excl property acc depr.	24.4%	21.3%	19.3%	14.6%
(a) Net Debt-to-Adjusted EBITDA as of December 31, 2022, 2021 and 2020 are Pro-Rata.

Dividend Paid Per Share		Liquidity and Credit Facility
Q4 2023	$0.21550	Cash and cash equivalents	$96,385
Q3 2023	$0.21550	Available under credit facility	350,000
Q2 2023	$0.21550	Total	$446,385
Q1 2023	$0.20520

	Same Property		Same Property		Total
	Three Months Ended December 31		Year Ended December 31		Year Ended December 31
	2023	2022	2023	2022	2023	2022 (a)
Portfolio Metrics
No. of properties	55	55	51	51	62	62
GLA	8,794	8,794	8,029	8,029	10,324	9,790
Economic Occupancy	93.8%	94.3%	93.4%	94.1%	93.3%	93.9%
Leased Occupancy	96.5%	96.5%	96.3%	96.3%	96.2%	96.1%
ABR PSF	$19.81	$19.23	$20.15	$19.54	$19.48	$19.08

(a) Total Portfolio metrics for the three months and year ended December 31, 2022 are Pro Rata and have not been recast to reflect the acquisition of the JV properties in 2023.

1 Supplemental - Quarter Ended December 31, 2023

Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	December 31, 2023	December 31, 2022
Assets	(unaudited)
Investment properties
Land	$694,668	$650,764
Building and other improvements	1,956,117	1,825,893
Construction in progress	5,889	5,005
Total	2,656,674	2,481,662
Less accumulated depreciation	(461,352)	(389,361)
Net investment properties	2,195,322	2,092,301
Cash, cash equivalents and restricted cash	99,763	137,762
Investment in unconsolidated entities	—	56,131
Intangible assets, net	114,485	101,167
Accounts and rents receivable	35,353	34,528
Deferred costs and other assets, net	42,408	51,145
Total assets	$2,487,331	$2,473,034

Liabilities
Debt, net	$814,568	$754,551
Accounts payable and accrued expenses	44,583	42,792
Distributions payable	14,594	13,837
Intangible liabilities, net	30,344	29,658
Other liabilities	29,198	28,287
Total liabilities	933,287	869,125
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,807,831 shares issued and outstanding as of December 31, 2023 and 67,472,553 shares issued and outstanding as of December 31, 2022	68	67
Additional paid-in capital	5,468,728	5,456,968
Distributions in excess of accumulated net income	(3,932,826)	(3,879,847)
Accumulated comprehensive income	18,074	26,721
Total stockholders' equity	1,554,044	1,603,909
Total liabilities and stockholders' equity	$2,487,331	$2,473,034

2 Supplemental - Quarter Ended December 31, 2023

Consolidated Statements of Operations and Comprehensive (Loss) Income
In thousands, except share and per share information, unaudited

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Income
Lease income, net	$64,332	$58,418	$257,146	$232,980
Other property income	390	275	1,450	1,161
Other fee income	—	578	80	2,566
Total income	64,722	59,271	258,676	236,707

Operating expenses
Depreciation and amortization	28,091	23,897	113,430	94,952
Property operating	11,776	11,983	42,832	40,239
Real estate taxes	7,448	7,330	34,809	32,925
General and administrative	8,408	10,103	31,797	33,342
Total operating expenses	55,723	53,313	222,868	201,458

Other (expense) income
Interest expense, net	(9,697)	(8,648)	(38,138)	(26,777)
Loss on extinguishment of debt	(15)	(85)	(15)	(181)
Gain on sale of investment properties, net	—	1,393	2,691	38,249
Equity in (losses) earnings of unconsolidated entities	(110)	(121)	(557)	3,663
Other income and expense, net	3,713	1,378	5,480	2,030
Total other (expense) income, net	(6,109)	(6,083)	(30,539)	16,984

Net income (loss)	$2,890	$(125)	$5,269	$52,233

Weighted-average common shares outstanding, basic	67,563,908	67,428,549	67,531,898	67,406,233
Weighted-average common shares outstanding, diluted	68,090,912	67,428,549	67,813,180	67,525,935

Net income (loss) per common share - basic	$0.04	$—	$0.08	$0.77
Net income (loss) per common share - diluted	$0.04	$—	$0.08	$0.77

Distributions declared per common share outstanding	$0.22	$0.21	$0.86	$0.82
Distributions paid per common share outstanding	$0.22	$0.21	$0.85	$0.82

Comprehensive (loss) income
Net income (loss)	$2,890	$(125)	$5,269	$52,233
Unrealized (loss) gain on derivatives	(7,268)	(860)	6,228	32,052
Reclassification (to) from net (loss) income	(3,786)	(1,756)	(14,875)	(1,009)
Comprehensive (loss) income	$(8,164)	$(2,741)	$(3,378)	$83,276

3 Supplemental - Quarter Ended December 31, 2023

Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	December 31, 2023	December 31, 2022
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$12,215	$14,701
Straight-line rent receivables	23,138	19,827
Total	$35,353	$34,528

Deferred cost and other assets, net
Derivative assets	$18,196	$25,201
Lease commissions, net	14,995	13,834
Other assets	3,309	4,092
Right of use assets, net	2,253	2,650
Deferred costs, net	2,206	3,089
Loan fees, net	1,449	2,279
Total	$42,408	$51,145

Other liabilities
Deferred revenues	$8,878	$9,531
Unearned lease income	8,061	7,155
Security deposits	7,127	6,318
Operating lease liabilities	3,023	3,265
Other liabilities	1,987	2,018
Derivative liabilities	122	—
Total	$29,198	$28,287

4 Supplemental - Quarter Ended December 31, 2023

Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended December 31		Year Ended December 31
		2023	2022	2023	2022
Income
*	Minimum base rent	$41,687	$37,158	$165,267	$145,467
*	Real estate tax recoveries	6,947	6,964	31,220	30,107
*	Common area maintenance, insurance, and other recoveries	8,380	7,610	30,731	28,072
*	Ground rent income	4,740	3,813	19,044	14,991
	Amortization of market-lease intangibles and inducements, net	626	995	3,343	5,589
*	Short-term and other lease income	1,779	1,475	4,389	4,333
	Termination fee income	17	(13)	836	339
	Straight-line rent adjustment, net	1,081	566	3,464	2,645
	Reversal of (provision for) uncollectible straight-line rent, net	(224)	124	(115)	1,170
*	Provision for uncollectible billed rent and recoveries	(701)	(425)	(1,628)	(1,065)
*	Reversal of uncollectible billed rent and recoveries	—	151	595	1,332
	Lease income, net	64,332	58,418	257,146	232,980

*	Other property income	390	275	1,450	1,161

	JV property management fee	—	283	48	1,301
	JV asset management fee	—	196	32	882
	JV leasing commissions	—	99	—	383
	Other fee income	—	578	80	2,566

	Total income	$64,722	$59,271	$258,676	$236,707

Operating Expenses
	Depreciation and amortization	$28,091	$23,897	$113,430	$94,952
*	Property operating	11,776	11,983	42,832	40,239
*	Real estate taxes	7,448	7,330	34,809	32,925

	General and administrative expenses	6,607	7,980	25,302	29,297
	Stock based compensation costs	2,411	2,686	9,021	6,806
	Capitalized direct development compensation costs	(610)	(563)	(2,526)	(2,761)
	General and administrative	8,408	10,103	31,797	33,342

	Total operating expenses	$55,723	$53,313	$222,868	$201,458

* Component of Net Operating Income

5 Supplemental - Quarter Ended December 31, 2023

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Income
Minimum base rent	$36,739	$35,889	$135,732	$130,613
Real estate tax recoveries	6,345	6,655	25,821	26,244
Common area maintenance, insurance, and other recoveries	7,413	7,187	24,829	24,119
Ground rent income	3,683	3,690	13,535	13,319
Short-term and other lease income	1,763	1,462	4,244	4,203
Provision for uncollectible billed rent and recoveries	(662)	(286)	(1,325)	(814)
Reversal of uncollectible billed rent and recoveries	—	11	395	1,279
Other property income	339	277	1,212	1,127
Total income	55,620	54,885	204,443	200,090

Operating Expenses
Property operating	10,271	11,537	33,841	35,695
Real estate taxes	6,640	6,969	28,478	28,852
Total operating expenses	16,911	18,506	62,319	64,547

Same Property NOI	$38,709	$36,379	$142,124	$135,543

% Change over Prior Period	6.4%	4.9%

Same Property count	55	51

Net Income (Loss) to Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Net income (loss)	$2,890	$(125)	$5,269	$52,233
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(3,713)	(1,378)	(5,480)	(2,030)
Equity in losses (earnings) of unconsolidated entities	110	121	557	(3,663)
Interest expense, net	9,697	8,648	38,138	26,777
Loss on extinguishment of debt	15	85	15	181
Gain on sale of investment properties	—	(1,393)	(2,691)	(38,249)
Depreciation and amortization	28,091	23,897	113,430	94,952
General and administrative	8,408	10,103	31,797	33,342
Other fee income	—	(578)	(80)	(2,566)
Adjustments to NOI (a)	(1,500)	(1,671)	(7,528)	(9,743)
NOI	43,998	37,709	173,427	151,234
NOI from other investment properties	(5,289)	(1,330)	(31,303)	(15,691)
Same Property NOI	$38,709	$36,379	$142,124	$135,543
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

6 Supplemental - Quarter Ended December 31, 2023

Reconciliation of Non-GAAP Measures, continued
In thousands

NAREIT FFO and Core FFO

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Net income (loss)	$2,890	$(125)	$5,269	$52,233
Depreciation and amortization related to investment properties	27,864	23,698	112,578	94,142
Gain on sale of investment properties	—	(1,393)	(2,691)	(38,249)
Unconsolidated joint venture adjustments (a)	—	1,595	342	3,850
NAREIT FFO Applicable to Common Shares and Dilutive Securities	30,754	23,775	115,498	111,976
Amortization of market-lease intangibles and inducements, net	(626)	(995)	(3,343)	(5,589)
Straight-line rent adjustments, net	(857)	(690)	(3,349)	(3,815)
Amortization of debt discounts and financing costs	827	741	4,113	2,816
Adjusting items, net (b)	(2,385)	(36)	(969)	(18)
Unconsolidated joint venture adjusting items, net (c)	80	282	(92)	582
Core FFO Applicable to Common Shares and Dilutive Securities	$27,793	$23,077	$111,858	$105,952

Weighted average common shares outstanding - basic	67,563,908	67,428,549	67,531,898	67,406,233
Dilutive effect of unvested restricted shares (d)	527,004	—	281,282	119,702
Weighted average common shares outstanding - diluted	68,090,912	67,428,549	67,813,180	67,525,935

NAREIT FFO per diluted share	$0.45	$0.35	$1.70	$1.66
Core FFO per diluted share	$0.41	$0.34	$1.65	$1.57
(a)Represents the Company's share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company's joint venture, and miscellaneous and settlement income.
(c)Represents the Company's share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.
EBITDA and Adjusted EBITDA

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Net income (loss)	$2,890	$(125)	$5,269	$52,233
Interest expense, net	9,697	8,648	38,138	26,777
Income tax expense	129	94	517	363
Depreciation and amortization	28,091	23,897	113,430	94,952
Unconsolidated joint venture adjustments (a)	—	2,054	417	8,075
EBITDA	40,807	34,568	157,771	182,400
Gain on sale of investment properties	—	(1,393)	(2,691)	(38,249)
Amortization of market-lease intangibles and inducements, net	(626)	(995)	(3,343)	(5,589)
Straight-line rent adjustments, net	(857)	(690)	(3,349)	(3,815)
Adjusting items, net (b)	(2,612)	(235)	(1,821)	(828)
Unconsolidated joint venture adjusting items, net (c)	80	367	(108)	(1,551)
Adjusted EBITDA	$36,792	$31,622	$146,459	$132,368
(a)Represents IVT's share of depreciation, amortization, interest expense, net, and income tax expense related to IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company's joint venture, and miscellaneous and settlement income.
(c)Represents IVT's share of loss on extinguishment of debt, amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and non-operating income and expense, net, related to IAGM.

7 Supplemental - Quarter Ended December 31, 2023

Summary of Outstanding Debt
In thousands

	Balance as of December 31, 2023	Proportion of Total Debt	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$96,080	12%	4.01%	3.4
Variable rate secured debt	72,468	9%	7.00%	0.8
Fixed rate unsecured debt	650,000	79%	4.03%	4.5
Issuance costs, net of accumulated amortization	(3,980)	—	—	—
Total debt, net	$814,568	100%	4.29%	4.0

Schedule of Maturities by Year

	Fixed Rate		Variable Rate
Maturity Year	Secured Debt	Unsecured Debt	Secured Debt	Total Debt, net
2024	$15,700	$—	$72,468	$88,168
2025	22,880	—	—	22,880
2026	—	200,000	—	200,000
2027	26,000	200,000	—	226,000
2028	—	—	—	—
Thereafter	31,500	250,000	—	281,500
Issuance costs, net of amortization	(297)	(3,617)	(66)	(3,980)
Total	$95,783	$646,383	$72,402	$814,568

Debt Maturities as of December 31, 2023

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	$22,880
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				80,380

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Cross Collateralized	11/2/2024	1M SOFR + 1.65% (a)	Variable	72,468

Total mortgages payable		5.30%		168,548

Term loans
$200.0 million 5 year	9/22/2026	2.81% (b)	Fixed	100,000
$200.0 million 5 year	9/22/2026	2.81% (b)	Fixed	100,000
$200.0 million 5.5 year	3/22/2027	2.77% (b)	Fixed	50,000
$200.0 million 5.5 year	3/22/2027	2.76% (b)	Fixed	50,000
$200.0 million 5.5 year	3/22/2027	4.99% (b)	Fixed	100,000
Total				400,000

Senior Notes
$150.0 million Series A Notes	8/11/2029	5.07%	Fixed	150,000
$100.0 million Series B Notes	8/11/2032	5.20%	Fixed	100,000
				250,000

Grand total		4.29%		$818,548
(a)As of December 31, 2023, 1-Month Term SOFR was 5.35%.
(b)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.

8 Supplemental - Quarter Ended December 31, 2023

Consolidated Debt Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Leverage Ratio	< 60.0%	< 60.0%	29.0%	29.7%	29.6%	29.5%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.27	4.06	4.07	4.28
Maximum Dividend Payout	< 95%	N/A	49.8%	52.3%	52.4%	51.1%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	5.53	5.43	5.10	4.97
Unsecured Leverage Ratio	< 60%	< 60%	28.2%	28.9%	29.1%	29.7%

Interest Rate Swaps

As of December 31, 2023, the Company is party to five effective interest rate swap agreements and two interest rate forward swap agreements, which address the periods between the maturity dates of the effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps achieve fixed interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Notional Amount	Company Receives Variable Rate of	Company Pays Fixed Rate of	Fixed Rate Achieved	Effective Date	Maturity Date
5.5 Year Term Loan	$50,000	1-Month SOFR	1.47%	2.77%	12/2/2019	6/21/2024
5.5 Year Term Loan	50,000	1-Month SOFR	1.46%	2.76%	12/2/2019	6/21/2024
5.5 Year Term Loan	100,000	1-Month SOFR	3.69%	4.99%	4/3/2023	3/22/2027
5 Year Term Loan	100,000	1-Month SOFR	1.51%	2.81%	12/21/2023	9/22/2026
5 Year Term Loan	100,000	1-Month SOFR	1.51%	2.81%	12/21/2023	9/22/2026
	$400,000

Forward Interest Rate Swaps	Notional Amount	Company Receives Variable Rate of	Company Pays Fixed Rate of	Fixed Rate Achieved	Effective Date	Maturity Date
5.5 Year Term Loan	$50,000	1-Month SOFR	1.48%	2.78%	6/21/2024	3/22/2027
5.5 Year Term Loan	50,000	1-Month SOFR	1.54%	2.84%	6/21/2024	3/22/2027
	$100,000

Capital Expenditures

	Three Months Ended December 31		Year Ended December 31
	2023	2022 (a)	2023	2022 (a)
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$2,258	$2,626	$7,945	$7,422
Leasing commissions	1,370	961	3,888	4,693
Maintenance capital expenditures	4,409	3,537	19,353	13,209
Total leasing and maintenance capital expenditures (b)	8,037	7,124	31,186	25,324
Investment in development and redevelopment projects (c)	1,398	1,418	4,558	10,656
Grand total	$9,435	$8,542	$35,744	$35,980

(a)Capital expenditures for the three months and year ended December 31, 2022 are Pro Rata.
(b)As of December 31, 2023, total accrued leasing and maintenance capital expenditures was $1,994. As of December 31, 2022, total pro rata accrued leasing and maintenance capital expenditures was $3,492. These accrued amounts are not reflected in the table above.
(c)As of December 31, 2023, total accrued investment in development and redevelopment projects was $568. As of December 31, 2022, total pro rata accrued investment in development and redevelopment projects was $0. These accrued amounts are not reflected in the table above.

9 Supplemental - Quarter Ended December 31, 2023

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	95.2%	$32,625	$16.74	17.5%	2,056	19.9%
Houston-Sugar Land-Baytown, TX	6	94.4%	20,908	16.39	11.2%	1,409	13.6%
Miami-Fort Lauderdale-Miami Beach, FL	3	98.4%	18,895	23.06	10.1%	859	8.3%
Dallas-Fort Worth-Arlington, TX	7	98.7%	18,325	20.02	9.8%	939	9.1%
Atlanta Metro Area, GA	9	97.2%	18,023	20.73	9.7%	995	9.6%
Raleigh-Cary-Durham, NC	5	96.6%	13,318	20.09	7.2%	688	6.7%
So. California - Los Angeles, CA	3	94.0%	11,247	20.94	6.0%	579	5.6%
Charlotte-Gastonia-Concord, NC	4	98.0%	9,492	20.00	5.1%	515	5.0%
Orlando-Kissimmee, FL	4	99.4%	9,026	24.24	4.8%	378	3.7%
Tampa-St. Petersburg, FL	3	90.9%	8,614	13.26	4.6%	753	7.3%
Washington D.C/Richmond Metro Area	3	98.7%	8,494	26.78	4.6%	358	3.5%
San Antonio, TX	2	94.7%	5,993	25.62	3.2%	261	2.5%
So. California - San Diego, CA	2	98.0%	5,752	26.04	3.1%	225	2.2%
So. California - Inland Empire, CA	2	99.1%	5,116	24.21	2.8%	246	2.4%
Cape Coral-Fort Myers, FL	1	98.0%	574	9.68	0.3%	63	0.6%
Total	62	96.2%	$186,402	$19.48	100%	10,324	100%

State	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	95.6%	$77,851	$17.80	41.7%	4,665	45.1%
Florida	11	95.8%	37,109	19.52	19.8%	2,053	19.9%
North Carolina	9	97.2%	22,810	20.05	12.3%	1,203	11.7%
California	7	96.1%	22,115	22.81	11.9%	1,050	10.2%
Georgia	9	97.2%	18,023	20.73	9.7%	995	9.6%
Maryland/Virginia	3	98.7%	8,494	26.78	4.6%	358	3.5%
Total	62	96.2%	$186,402	$19.48	100%	10,324	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	95.6%	98.3%	$59,728	$11.23	5,626
10,000 - 19,999 SF (a)	94.6%	97.8%	18,498	19.61	998
5,000 - 9,999 SF (b)	89.4%	91.1%	17,420	26.70	730
1 - 4,999 SF (b)	89.4%	92.9%	90,756	34.22	2,970
Total	93.3%	96.2%	$186,402	$19.48	10,324

Anchor Tenants (a)	95.4%	98.2%	$78,226	$12.49	6,624
Small Shops (b)	89.4%	92.5%	$108,176	$32.74	3,700
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

10 Supplemental - Quarter Ended December 31, 2023

Top 25 Tenants by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name/Count	Credit Rating (a)	No. of Leases	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 4 / Ralphs 3	BBB	15	$9,676	5.2%	864	8.4%
2	Publix Super Markets, Inc.	Publix 11 / Publix Liquor 3	N/A	14	6,204	3.3%	541	5.2%
3	TJX Companies	Marshalls 7 / HomeGoods 5 / TJ Maxx 2	A	14	4,872	2.6%	397	3.8%
4	Albertson's	Safeway 1 / Tom Thumb 2 / Market Street 2 / Albertsons 1	BB+	6	4,303	2.3%	365	3.5%
5	H.E.B.	H.E.B. 4 / H.E.B. Staff Office 1	N/A	5	4,220	2.3%	447	4.3%
6	Amazon, Inc.	Whole Foods Market 5	AA	5	2,701	1.4%	194	1.9%
7	BC Partners	Petsmart 7	B+	7	2,436	1.3%	151	1.5%
8	Best Buy		BBB+	4	2,270	1.2%	138	1.3%
9	Apollo Global Management, Inc.	Michael's 7	CCC+	7	2,052	1.1%	161	1.6%
10	Ulta Beauty Inc.		N/A	8	2,028	1.1%	83	0.8%
11	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	BBB	3	1,876	1.0%	171	1.7%
12	Costco Wholesale		A+	2	1,735	0.9%	298	2.9%
13	Trader Joe's		N/A	4	1,703	0.9%	51	0.5%
14	Five Below, Inc.		N/A	9	1,691	0.9%	86	0.8%
15	Wells Fargo		BBB+	9	1,547	0.8%	37	0.4%
16	Ross Dress For Less		BBB+	4	1,453	0.8%	120	1.2%
17	Bank of America		A-	6	1,415	0.8%	34	0.3%
18	Petco Health and Wellness Company, Inc.	Petco 6	B+	6	1,364	0.7%	79	0.8%
19	Massage Envy		N/A	12	1,336	0.7%	41	0.4%
20	DSW, Inc.		N/A	4	1,296	0.7%	73	0.7%
21	Sprouts Farmers Market		N/A	2	1,266	0.7%	56	0.5%
22	Kingswood Capital Management	World Market 5	N/A	5	1,168	0.6%	91	0.9%
23	Truist Bank		A	5	1,163	0.6%	26	0.2%
24	Xponential Fitness	Club Pilates 5 / CycleBar 3 / Pure Barre 3 / StrechLab 3 / YogaSix 2 / Rumble 1	N/A	17	1,151	0.6%	34	0.3%
25	JP Morgan Chase	Chase Bank 7	A+	7	1,084	0.6%	36	0.3%
	Totals			180	$62,010	33.1%	4,574	44.2%
(a)Reflects the most recently available S&P credit rating.

Tenant Merchandise Mix

Tenant Category	ABR	% of Total ABR
Grocery / Drug	$36,887	19.8%
Quick Service Restaurants	23,131	12.4%
Personal Health and Beauty Services	20,715	11.1%
Medical	17,243	9.3%
Full Service Restaurants	15,880	8.5%
Off Price	9,665	5.2%
Apparel / Accessories	8,730	4.7%
Banks	8,616	4.6%
Fitness	7,060	3.8%
Pets	6,215	3.3%
Office / Communications	5,906	3.2%
Hobby / Sports	5,656	3.0%
Home	5,228	2.8%
Other	4,765	2.6%
Other Essential Retail / Services	4,682	2.5%
Office (Non-Financial, Non-Medical)	2,466	1.3%
Entertainment	1,901	1.0%
Hardware / Auto	1,656	0.9%
	$186,402	100%

11 Supplemental - Quarter Ended December 31, 2023

Comparable and Non-Comparable Lease Statistics
GLA in thousands
The Company's Retail Portfolio had 893 thousand square feet expiring during the year ended December 31, 2023, of which 802 thousand square feet was re-leased. This achieved a retention rate of approximately 90%. The following tables summarize the activity for leases that were executed during the year ended December 31, 2023.
For the year ended December 31, 2023

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)(a)	Prior Contractual Rent ($PSF)(a)	% Change over Prior Lease Rent (a)	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($PSF)	Lease Commissions ($PSF)
All tenants
Comparable Renewal Leases	190	827	$22.94	$21.39	7.2%	5.2	$0.49	$0.03
Comparable New Leases	32	147	24.80	19.80	25.3%	10.3	27.82	11.92
Non-Comparable Renewal and New Leases	77	444	21.64	N/A	N/A	6.7	14.03	6.83
Total	299	1,418	$23.23	$21.15	9.8%	6.2	$7.56	$3.39
(a) Non-comparable leases are not included in totals.
Trailing Four Quarters ended December 31, 2023

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q4 2023	68	429	$20.21	$17.74	13.9%	6.5	$7.97	$3.00
Q3 2023	53	168	28.66	26.23	9.3%	5.8	2.61	1.14
Q2 2023	53	244	20.82	19.67	5.8%	5.2	1.14	0.54
Q1 2023	48	133	30.53	28.50	7.1%	5.7	2.68	1.26
Total	222	974	$23.23	$21.15	9.8%	5.9	$4.61	$1.82

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q4 2023	15	112	$21.40	$15.98	33.9%	10.7	$29.75	$11.26
Q3 2023	8	17	35.65	30.71	16.1%	9.4	24.05	11.35
Q2 2023	5	8	36.68	31.81	15.3%	7.9	9.41	15.90
Q1 2023	4	10	34.85	34.75	0.3%	9.7	27.91	17.11
Total	32	147	$24.80	$19.80	25.3%	10.3	$27.82	$11.92

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q4 2023	53	317	$19.79	$18.37	7.7%	5.0	$0.29	$0.08
Q3 2023	45	151	27.88	25.72	8.4%	5.4	0.21	—
Q2 2023	48	236	20.26	19.25	5.2%	5.1	0.85	—
Q1 2023	44	123	30.19	28.00	7.8%	5.4	0.68	—
Total	190	827	$22.94	$21.39	7.2%	5.2	$0.49	$0.03

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q4 2023	18	124	$16.26			5.2	$13.93	$5.51
Q3 2023	21	105	25.49			8.7	19.25	11.63
Q2 2023	24	103	24.79			8.9	17.14	8.10
Q1 2023	14	112	21.10			4.7	6.38	2.64
Total	77	444	$21.64			6.7	$14.03	$6.83

12 Supplemental - Quarter Ended December 31, 2023

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (a)
2024	11	248	3.9%	$3,253	4.0%	$13.12
2025	20	833	13.2%	9,270	11.4%	11.13
2026	15	457	7.2%	6,030	7.4%	13.19
2027	40	1,342	21.2%	19,605	24.2%	14.61
2028	24	579	9.2%	8,432	10.4%	14.56
2029	23	748	11.8%	9,000	11.1%	12.03
2030	8	204	3.2%	2,991	3.6%	14.66
2031	6	294	4.7%	2,659	3.3%	9.04
2032	9	345	5.5%	4,537	5.6%	13.15
2033	8	248	3.9%	3,701	4.6%	14.92
Thereafter	21	1,022	16.2%	11,664	14.4%	11.41
Other (b)	—	—	—%	—	—%	—
Sub total	185	6,320	100%	$81,142	100%	$12.84
Vacant space		304
Total		6,624

Small Shops

2024	97	231	7.0%	$7,558	6.4%	$32.72
2025	150	337	10.2%	10,908	9.2%	32.37
2026	201	501	15.1%	16,403	13.8%	32.74
2027	226	545	16.5%	19,292	16.3%	35.40
2028	203	475	14.3%	17,170	14.5%	36.15
2029	130	379	11.4%	13,457	11.4%	35.51
2030	72	179	5.4%	6,989	5.9%	39.04
2031	69	210	6.3%	7,904	6.7%	37.64
2032	81	204	6.2%	8,136	6.9%	39.88
2033	53	138	4.2%	6,258	5.3%	45.35
Thereafter	21	78	2.4%	3,384	2.7%	43.38
Other (b)	10	34	1.0%	1,052	0.9%	30.94
Totals	1,313	3,311	100%	$118,511	100%	$35.79
Vacant space		389
Total		3,700

Total

2024	108	479	5.0%	$10,811	5.4%	$22.57
2025	170	1,170	12.1%	20,178	10.1%	17.25
2026	216	958	9.9%	22,433	11.2%	23.42
2027	266	1,887	19.6%	38,897	19.5%	20.61
2028	227	1,054	10.9%	25,602	12.8%	24.29
2029	153	1,127	11.7%	22,457	11.2%	19.93
2030	80	383	4.0%	9,980	5.0%	26.06
2031	75	504	5.2%	10,563	5.3%	20.96
2032	90	549	5.7%	12,673	6.3%	23.08
2033	61	386	4.0%	9,959	5.0%	25.80
Thereafter	42	1,100	11.5%	15,048	7.7%	13.68
Other (b)	10	34	0.4%	1,052	0.5%	30.94
Totals	1,498	9,631	100%	$199,653	100%	$20.73
Vacant space		693
Total		10,324
(a)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

13 Supplemental - Quarter Ended December 31, 2023

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Date	Property Name	Market	Acquisition Price	GLA	Leased Occ.	Anchor Tenants (a)

1/18/23	Bay Colony (b)	Houston-Sugar Land-Baytown, TX	$79,100	416	93.0%	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
1/18/23	Blackhawk Town Center (b)	Houston-Sugar Land-Baytown, TX	26,300	127	99.1%	HEB, Walgreens
1/18/23	Cyfair Town Center (b)	Houston-Sugar Land-Baytown, TX	79,200	433	92.3%	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
1/18/23	Stables Town Center (b)	Houston-Sugar Land-Baytown, TX	37,000	148	94.5%	Kroger
6/2/23	The Shoppes at Davis Lake	Charlotte-Gastonia-Concord, NC	22,400	91	97.2%	Harris Teeter
			244,000	1,215
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically.
(b)These retail properties were acquired from the JV.

Dispositions

Date	Property Name	Market	Disposition Price	GLA	Leased Occ.	Anchor Tenants (a)

6/20/23	Shops at the Galleria (b)	Austin-Round Rock, TX	$1,692	N/A	—%	N/A
8/25/23	Trowbridge Crossing	Atlanta Metro Area	11,450	63	95.4%	Publix

			$13,142	63
(a)Grocers listed first and bolded.
(b)This disposition was related to the completion of a partial condemnation at one retail property.

14 Supplemental - Quarter Ended December 31, 2023

Development Pipeline
In thousands

Active Redevelopments
Property	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	2Q - 2024	$1,400	$1,390
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center.	2Q - 2024	800	300
Pavilion at LaQuinta	So. California - Inland Empire, CA	Redevelopment of a freestanding building.	3Q - 2024	1,000	600
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment and remerchandising of a former anchor space into new tenant spaces, including an 18,000 square foot anchor space, a 14,000 square foot anchor space, and additional small shop space.	3Q - 2025	8,100	200
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion to accommodate a 10,000 square foot swim school and additional small shop space.	4Q - 2025	3,200	400
River Oaks	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.	4Q - 2025	500	—
Totals				$15,000	$2,890	7-10%

Recently Completed Redevelopments
Property	Market	Project Description	Completion Quarter	Completed Costs
Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Outparcel redevelopment to include a drive-through.	3Q - 2023	$650

Potential Developments and Redevelopments
Projects shown below are listed alphabetically, are in various stages of planning, and may or may not commence due to a number of factors.
Property	Market	Project Description
Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.
Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.
Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center and addition of a freestanding building.
Campus Marketplace	So. California - San Diego, CA	Redevelopment of an existing outparcel building.
Custer Creek Village	Dallas-Fort Worth-Arlington, TX	Redevelopment of an outparcel and common area improvements.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
Pavilion at LaQuinta	So. California - Inland Empire, CA	Anchor repositioning.
Plantation Grove	Orlando-Kissimmee, FL	Redevelopment and expansion of the shopping center.
River Oaks	So. California - Los Angeles, CA	Anchor repositioning and expansion.
Sarasota Pavilion	Tampa-St. Petersburg, FL	Anchor space repositioning, including re-merchandising of the shopping center and outparcel development.
Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of an outparcel and common area improvements.
The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
Westpark Shopping Center	Washington D.C./Richmond Metro Area	New development, including addition of outparcel buildings.

15 Supplemental - Quarter Ended December 31, 2023

Property Summary, by State and Market
GLA in thousands

	Name	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Bear Creek Village Center	So. California - Inland Empire	CA	N	80	100%	$25.66	Yes	Stater Brothers
2	Pavilion at LaQuinta	So. California - Inland Empire	CA	P	166	98.6%	$23.32	Yes	Sprouts Farmers Market, Best Buy, DSW, OfficeMax
3	Garden Village	So. California - Los Angeles	CA	N	117	90.2%	$18.50	Yes	Albertson's, Rite Aid
4	River Oaks	So. California - Los Angeles	CA	C	275	96.1%	$21.17	Yes	Sprouts Farmers Market, Target, Big 5 Sporting Goods, Five Below, Total Wine & More, Ulta
5	Stevenson Ranch	So. California - Los Angeles	CA	C	187	93.5%	$22.07	Yes	Ralphs, Furniture Design Center, LA Fitness, PetSmart
6	Campus Marketplace	So. California - San Diego	CA	N	144	96.9%	$30.74	Yes	Ralphs, CVS, Discovery Isle Child Development Center
7	Old Grove Marketplace	So. California - San Diego	CA	N	81	100%	$17.95	Yes	Ralphs, Lowe's*
	Total California				1,050	96.1%	$22.81

8	Bay Landing (e)	Cape Coral - Fort Meyers	FL	N	63	98.0%	$9.68	Yes	The Fresh Market, HomeGoods
9	PGA Plaza Palm Beach Gardens	Miami-Ft Lauderdale-Miami Beach	FL	C	121	96.8%	$35.57	Yes	Trader Joe's, Marshalls, Ulta
10	Southern Palm Crossing	Miami-Ft Lauderdale-Miami Beach	FL	P	345	100%	$17.21	Yes	Costco Wholesale, Going Going Gone, Marshalls
11	Westfork Plaza & Paraiso Parc	Miami-Ft Lauderdale-Miami Beach	FL	N	393	97.5%	$24.51	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, Skechers, TJ Maxx, Ulta
12	Lakeside & Lakeside Crossing	Orlando - Kissimmee	FL	N	76	100%	$47.28	Yes	Trader Joe's
13	Plantation Grove	Orlando - Kissimmee	FL	N	74	98.1%	$15.65	Yes	Publix
14	Rio Pinar Plaza	Orlando - Kissimmee	FL	N	131	99.3%	$19.14	Yes	Publix, Planet Fitness
15	Suncrest Village	Orlando - Kissimmee	FL	N	97	100%	$19.34	Yes	Publix, Orange County Tax Collector
16	Gateway Market Center	Tampa - St. Petersburg	FL	P	231	95.1%	$10.81	Yes	Publix, Target*, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx
17	Peachland Promenade	Tampa - St. Petersburg	FL	N	177	98.6%	$14.81	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
18	Sarasota Pavilion	Tampa - St. Petersburg	FL	P	345	84.2%	$14.31	Yes	Publix, Bank of America, Beall's, Marshalls, Michaels, PetSmart, Ross Dress for Less, Truist Bank
	Total Florida				2,053	95.8%	$19.52

19	Buckhead Crossing	Atlanta Metro Area	GA	P	221	95.0%	$22.18	No	HomeGoods, Marshalls, Michaels, Ross Dress for Less, The Tile Shop
20	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$11.07	Yes	Publix
21	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	100%	$35.68	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
22	Plaza Midtown	Atlanta Metro Area	GA	N	70	100%	$27.48	Yes	Publix
23	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$11.49	Yes	Publix
24	Sandy Plains Centre	Atlanta Metro Area	GA	C	131	95.8%	$23.53	Yes	Kroger, Pet Supplies Plus, Walgreens*
25	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	92.8%	$21.82	No	Crunch Fitness
26	Thomas Crossroads	Atlanta Metro Area	GA	N	105	95.0%	$9.95	Yes	Kroger
27	Windward Commons	Atlanta Metro Area	GA	N	117	99.9%	$15.40	Yes	Kroger
	Total Georgia				995	97.2%	$20.73

28	The Shops at Town Center	Washington D.C/Richmond Metro Area	MD	N	125	98.1%	$30.55	Yes	Safeway
29	Travilah Square	Washington D.C/Richmond Metro Area	MD	N	56	96.0%	$49.74	Yes	Trader Joe's
30	Westpark Shopping Center	Washington D.C/Richmond Metro Area	VA	C	177	100%	$16.07	Yes	Publix, Planet Fitness, The Tile Shop
	Total Maryland/Virginia				358	98.7%	$26.78

31	Eastfield Village (d)	Charlotte-Gastonia-Concord	NC	N	96	94.6%	$18.02	Yes	Food Lion, Gold's Gym
32	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$27.06	Yes	Whole Foods Market
33	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	100%	$20.17	Yes	Costco Wholesale*, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market
34	The Shoppes at Davis Lake (d)	Charlotte-Gastonia-Concord	NC	N	91	94.6%	$16.64	Yes	Harris Teeter

16 Supplemental - Quarter Ended December 31, 2023

Property Summary, by State and Market
GLA in thousands

	Name	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
35	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$14.94	Yes	Food Lion
36	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	100%	$17.60	Yes	Harris Teeter, CVS
37	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$17.03	Yes	Harris Teeter, CVS
38	Renaissance Center	Raleigh-Cary-Durham	NC	P	363	93.6%	$23.39	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
39	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$16.87	Yes	Harris Teeter
	Total North Carolina				1,203	97.2%	$20.05

40	Escarpment Village (e)	Austin-Round Rock	TX	N	170	100%	$21.87	Yes	HEB
41	Kyle Marketplace	Austin-Round Rock	TX	C	225	100%	$17.44	Yes	HEB
42	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$21.81	No	Walgreens
43	Scofield Crossing	Austin-Round Rock	TX	N	95	98.7%	$17.68	Yes	Hana World Market, Goodwill
44	Shops at Arbor Trails (e)	Austin-Round Rock	TX	C	357	98.1%	$13.79	Yes	Costco Wholesale, Whole Foods Market, Haverty's Furniture, Marshalls
45	Shops at the Galleria	Austin-Round Rock	TX	P	537	95.2%	$14.23	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
46	The Parke	Austin-Round Rock	TX	P	406	93.0%	$16.94	Yes	Whole Foods Market, Dick's Sporting Goods, DSW, Five Below, La-Z Boy Furniture Galleries, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Ulta, World Market
47	University Oaks Shopping Center	Austin-Round Rock	TX	P	236	84.3%	$21.61	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
48	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	99.1%	$15.55	Yes	Tom Thumb
49	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	100%	$24.09	Yes	Market Street, PetSmart, Phenix Salon Suites
50	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	233	96.9%	$20.29	Yes	Walmart*, Barnes & Noble, Burlington, DSW, HomeGoods, Michaels, Petco, Ulta
51	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.34	Yes	Tom Thumb, Petco
52	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	100%	$21.14	Yes	Market Street
53	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	96.8%	$24.86	Yes	Whole Foods Market
54	The Highlands of Flower Mound (e)	Dallas-Fort Worth-Arlington	TX	P	175	98.9%	$18.69	Yes	Target*, Market by Macy's, Michaels, Party City, Skechers, World Market
55	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	98.6%	$14.47	Yes	Kroger
56	Bay Colony (d)	Houston-Sugar Land-Baytown	TX	C	416	95.5%	$16.69	Yes	HEB, Kohl's, LA Fitness, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
57	Blackhawk Town Center (d)	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$14.00	Yes	HEB, Walgreens
58	Cyfair Town Center (d)	Houston-Sugar Land-Baytown	TX	C	434	92.1%	$16.39	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
59	Eldridge Town Center & Windermere Village	Houston-Sugar Land-Baytown	TX	C	175	92.5%	$17.86	Yes	Kroger, Kohl's*, Petco
60	Stables Town Center (d)	Houston-Sugar Land-Baytown	TX	N	148	93.6%	$17.62	Yes	Kroger
61	Sonterra Village	San Antonio	TX	N	42	97.4%	$33.51	Yes	Trader Joe's
62	Stone Ridge Market (d)	San Antonio	TX	C	219	94.1%	$23.92	Yes	HEB Plus*, Burlington, PetSmart
	Total Texas				4,665	95.6%	$17.80

	Grand Totals				10,324	96.2%	$19.48
(a)N = Neighborhood Center, P = Power Center, C = Community Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the three months and year ended ended December 31, 2023.
(e)Properties are excluded from Same Property for the year ended December 31, 2023.

17 Supplemental - Quarter Ended December 31, 2023

Components of Net Asset Value as of December 31, 2023
In thousands, except share information

NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter		Page No.
NOI, excluding ground rent	$39,258	5
Ground rent income	4,740	5
NOI	43,998	5

Annualized NOI, excluding ground rent income	$157,032
Annualized ground rent income	18,960

Projected remaining development
Net project costs	$12,110	15
Estimated range for incremental yield	7-10%	15

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	$—	5

Other Assets
Cash, cash equivalents and restricted cash	$99,763	2
Billed base rent, recoveries, and other revenue	12,215	4
Undeveloped land	—
Land held for development	—

Liabilities
Debt	$818,548	8
Issuance costs, net of accumulated amortization	(3,980)	8
Accounts payable and accrued expenses	44,583	2
Distributions payable	14,594	2
Other liabilities	29,198	2

Common Shares Outstanding	67,807,831	1

18 Supplemental - Quarter End December 31, 2023

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
The Company's non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company's unconsolidated joint venture are calculated to reflect its proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
The Company's non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, net, and depreciation and amortization. Adjustments for the Company's unconsolidated joint venture are calculated to reflect its proportionate share of the joint venture's EBITDA on the same basis.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
NAREIT Funds From Operations (NAREIT FFO) and Core FFO
The Company's non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company's unconsolidated joint venture are calculated to reflect the Company's proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company's operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is net debt divided by trailing twelve month Adjusted EBITDA.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
NOI from other investment properties	NOI from other investment properties consists of properties which do not meet the Company's Same Property criteria and includes adjustments for the Company's captive insurance company.
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata*	Where appropriate, the Company has included the results from its 55% ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three months, year ended and as of December 31, 2022.
Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including IVT's JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.
* On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM.

19 Supplemental - Quarter End December 31, 2023